Exhibit 99.3

CONSENT OF MARK G. STEVENS

I, Mark G. Stevens C.P.G., formerly of Pincock, Allen & Holt, hereby consent to the reliance in this Registration Statement on Form F-4 of Gammon Gold Inc. on my report entitled “Guadalupe y Calvo Gold-Silver Project, Chihuahua, Mexico” dated November 25, 2002.

Dated: November 4, 2010	By:
Mark G. Stevens